UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Capital Market *

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*

Following a determination by the Nasdaq Stock Market LLC (“Nasdaq”) to delist the common stock of Sangamo Therapeutics, Inc. (the “Company”), the Company’s common stock was suspended from trading on Nasdaq on May 5, 2026 and currently trades on the OTCID Basic Market under the symbol “SGMOQ”. On July 14, 2026, the Nasdaq Hearings Panel issued a written determination letter denying the Company’s request to continue its listing on Nasdaq.

Item 8.01	Other Events.

As previously announced, on June 23, 2026, Sangamo Therapeutics, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing a Chapter 11 case for the Company (the “Chapter 11 Case”). The case number is 26-10989 and the case is styled as In re Sangamo Therapeutics, Inc.

On August 12, 2026, the Company issued a press release announcing that it had successfully concluded a court-supervised auction process under Section 363 of the Bankruptcy Code with respect to certain of the Company’s assets, selecting winning bids from PTC Therapeutics, Inc. and Eli Lilly and Company yielding approximately $163.55 million in cash consideration at closing, plus potential future milestone payments of up to $100 million. The proposed asset sales remain subject to final approval by the Bankruptcy Court, applicable regulatory clearances including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Language Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding: the anticipated consummation, timing and terms of the proposed asset sales to PTC Therapeutics, Inc. and Eli Lilly and Company resulting from the Section 363 auction process; the Company’s expectations regarding the receipt, amount and timing of the approximately $163.55 million in cash consideration and up to $100 million in potential future milestone payments; the ability of the parties to satisfy the closing conditions to the proposed asset sales, including obtaining approval of the Bankruptcy Court and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and the process and potential outcomes of the Company’s Chapter 11 Case, including statements preceded by, followed by or that include the words “intends,” “expects,” “estimates,” “plans,” “anticipates,” “believes” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, there can be no assurance that its expectations will be achieved, and actual results could differ materially from those anticipated as a result of a variety of risks and uncertainties, including those arising from the Chapter 11 process, the possibility that one or both of the proposed asset sales may not be completed on the anticipated terms or timing, or at all, and the risk that anticipated milestone payments may never be earned or received. Except as otherwise may be required by law, the Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances, or changes in expectations after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated August 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Date: August 12, 2026	By:	/s/ SCOTT B. WILLOUGHBY
Scott B. Willoughby
Chief Legal Officer and Corporate Secretary